Exhibit 99.1

Press Release

5/9/2014

FOR IMMEDIATE RELEASE:

Comstock Holding Companies, Inc. Announces Changes in

Senior Management Team

Reston, Virginia (May 9, 2014) – Comstock Holding Companies, Inc. (Nasdaq: CHCI) (“Comstock” or the “Company”), a homebuilding and multi-faceted real estate development and services company in the Washington, D.C. metropolitan area, today announced a series of changes within its senior management team, including the resignation of Gregory V. Benson as President and Chief Operating Officer as of May 5, 2014. He remains on the Company’s Board of Directors. His current term will expire at the Company’s 2015 annual meeting of stockholders.

Michael Twiss, Vice President of Construction, will assume management of the Company’s production functions. Dennis Kelleher, Vice President of Land, will assume management of the Company’s project entitlement and land development functions. Mr. Twiss, a 16-year veteran of the Company and the former President of its Raleigh Division, has over 28 years of experience in the homebuilding industry. Mr. Kelleher, who joined Comstock in 2012 after his role as Area President-Washington/Baltimore Region for the NYSE-listed company MI Homes, has over 25 years of experience with regional and national homebuilders.

“We thank Greg for his 20+ years of management service to Comstock,” said Christopher Clemente, Chairman and Chief Executive Officer. “I value my longstanding relationship with Greg and look forward to working with him in the future in his continuing capacity as a member of our Board of Directors. I am pleased that Comstock has a deep bench of talent that enables us to transition Greg’s management responsibilities to experienced and capable managers as we continue to focus on growing our business and enhancing our results.”

Separately, Tere Richards has been appointed Vice President of Sales, assuming management of the Company’s project sales and related functions. Ms. Richards has more than 30 years of experience in management of new home sales and marketing, having held management positions with NVR, one of the nation’s largest homebuilding and mortgage banking companies, and others prior to joining Comstock in 2006.

About Comstock Holding Companies, Inc.

Comstock is a homebuilding and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and more than 5,500 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhouses, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments, has positioned Comstock as a leading residential developer and homebuilder in the Washington, D.C. metropolitan area. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:	Investor Relations Contact:
Joe Squeri	Harriet Fried/Jody Burfening
Chief Financial Officer	LHA
703.230.1229	212.838.3777
jsqueri@comstockholding.com	hfried@lhai.com